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                                                                      EXHIBIT 16


March 28, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Jillian's Entertainment Corporation dated March 21, 1996.

Yours truly,

/s/ Deloitte & Touche LLP